 EXHIBIT 21

SUBSIDIARIES OF THE PARTNERSHIP

Name                                                                                                      State of Formation

Realmark - Beaver, LLC                                                                        New York
Realmark - Countrybrook, LLC                                                           New York
Realmark - Inducon Columbia, LLC                                                   New York
Realmark - Stonegate, LLC                                                                  New York